UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2024

Athira Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104
Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 620-8501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ATHA	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 8, 2024, Athira Pharma, Inc. (the “Company”) announced certain information relating to the Company’s financial condition as of December 31, 2023, including its preliminary and unaudited estimate of cash resources, which consist of cash, cash equivalents and investments, of approximately $147.4 million. The preliminary and unaudited estimate of cash resources is based on management’s initial analysis of operations for the quarter and year ended December 31, 2023, and is subject to further internal review and audit by the Company’s external auditors. A copy of this press release is attached hereto as Exhibit 99.1.

The information furnished in this Current Report on Form 8-K under Item 2.02 and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2024, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of Athira Pharma, Inc. (the “Company”) approved an Executive Transition Agreement (“Transition Agreement”) with Dr. Hans Moebius, the Company’s Chief Medical Officer (“CMO”), which Transition Agreement was entered into effective as of January 5, 2024, pursuant to which Dr. Moebius voluntarily resigned his position as CMO effective January 5, 2024, and will continue employment on an at-will basis for a transition period ending March 31, 2024 (the “Transition Period”). During the Transition Period, Dr. Moebius will serve as a full-time employee in the role of Senior Scientific Advisor reporting to the Company’s Chief Executive Officer. He will continue to receive base salary at a rate of US$465,000 per year, remain eligible to participate in the Company’s fiscal 2023 bonus program with a target bonus amount equal to 40% of his annual base salary and to receive a stipend equal to 9.06% of his fiscal 2023 bonus, if any, will be eligible for the continued vesting of his outstanding equity awards in accordance with their terms and will continue to receive a monthly stipend of US$5,200 to defray costs associated with his mandatory and elective benefit contributions. During the Transition Period, the Change in Control and Severance Agreement previously entered into with Dr. Moebius will continue to apply, although neither his transition to the role of Senior Scientific Advisor reporting to the Company’s Chief Executive Officer nor his resignation effective March 31, 2024 will trigger severance benefits under such agreement.

The Transition Agreement provides that if Dr. Moebius continues employment through the end of the scheduled Transition Period, the Company and moebius-consult GmbH, a consulting firm of which Dr. Moebius is owner and principal, will enter into a consulting agreement (the “Consulting Agreement”) attached as an exhibit to the Transition Agreement, effective on the day following the end of the Transition Period.

Under the terms of the Consulting Agreement, Dr. Moebius will perform consulting services for the Company, including assistance with respect to the transition of his duties and responsibilities as the former CMO and such other duties and responsibilities as the Company shall from time to time reasonably request. In exchange for such services, the Company will pay moebius-consult GmbH (i) a monthly fee of US$15,200 for up to 20 hours of service per month and (ii) $500 per hour of service in excess of 20 hours per month. The Consulting Agreement is scheduled to terminate December 31, 2024, unless terminated earlier by either party pursuant to its terms. If the Company terminates the Consulting Agreement without cause prior to December 31, 2024, the Company will pay moebius-GmbH a termination fee equal the base monthly consulting fee for the remainder of the scheduled term, subject to Dr. Moebius entering into a termination agreement and release of claims in favor of the Company.

The Consulting Agreement provides for certain customary obligations regarding nondisclosure of trade secrets and confidential and proprietary information covenants.

In addition, the Transition Agreement amends Dr. Moebius’s outstanding Company stock options to provide for an extended exercise period of up to eighteen (18) months from the cessation of his provision of services to the Company if the Company terminates Dr. Moebius’s employment without cause, Dr. Moebius’s service is terminated due to death, the Consulting Agreement is terminated without cause or upon the termination of the Consulting Agreement at the expiration of the term on December 31, 2024.

The Transition Agreement provides that Dr. Moebius will be eligible to receive an option to purchase 67,000 shares of Company common stock under the Company’s 2020 Equity Incentive Plan at the time the Company grants options to senior executives in the first quarter of 2024, subject to approval by the Board or the Committee and to Dr. Moebius remaining a service provider as of the grant date. The option will vest in equal monthly installments beginning on the one-month anniversary of the grant date and ending on the corresponding date in December 2024, subject to Dr. Moebius’s continued service through each vesting date; provided, that the option will become fully vested upon termination of Dr. Moebius’s employment by the Company without cause or termination of the Consulting Agreement without cause.

The foregoing descriptions of the Transition Agreement and the Consulting Agreement are only a summary of the material terms of the agreements and do not purport to be complete. The summary is qualified in its entirety by the full text of such agreements, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, projections, objectives, expectations and intentions. All statements other than historical or current facts are forward-looking statements, including, without limitation, statements about the Company’s preliminary and unaudited estimate of cash resources, which consist of cash, cash equivalents and investments. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date. Furthermore, the Company is in the process of finalizing its financial results for the fourth quarter and fiscal year ended December 31, 2023, and therefore the Company’s finalized and audited results and final analysis of those results are not yet available. The preliminary expectations regarding year-end cash, cash equivalents, and investments are the responsibility of management, are subject to management’s review and actual results could differ from management’s expectations. The actual results are also subject to audit by the Company’s independent registered public accounting firm and no assurance is given by the Company’s independent registered public accounting firm on such preliminary expectations. You should not draw any conclusions as to any other financial results as of and for the year ended December 31, 2023, based on the foregoing estimates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Transition Agreement dated January 5, 2024

99.1	Athira Pharma, Inc. press release dated January 8, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Athira Pharma, Inc.

Date:	January 8, 2024	By:	/s/ Mark Litton
Mark Litton
President and Chief Executive Officer